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Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES LLC

        We hereby consent to (i) the use of our opinion letter dated June 14, 2016 to the Board of Directors of Aegerion Pharmaceuticals, Inc. ("Aegerion") included in Annex C to the joint proxy statement/prospectus relating to the proposed merger of Aegerion and a wholly-owned subsidiary of QLT Inc., which is part of Amendment No. 1 to the Registration Statement of QLT Inc. on Form S-4 and (ii) the references to such opinion in such joint proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC
By:	/s/ THOMAS MONAGHAN Name: Thomas Monaghan Title: Managing Director

September 9, 2016

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  Exhibit 99.2
CONSENT OF J.P. MORGAN SECURITIES LLC